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(CYRO LETTERHEAD)                                                   EXHIBIT 10.1




                                         February 19, 1993

To The Committee of Partnership Representatives
              of CYRO Industries


Gentlemen:

Under the terms of CYRO's 1976 Partnership Agreement, the purposes of the Partnership are stated as:

     "the manufacture and sale in the Western Hemisphere (i.e., North America, South America, Central America the Caribbean, Bermuda and Hawaii) of methyl methacrylate monomer and products of methyl methacrylate-based plastics and the toll manufacture and sale of polycarbonate-based plastics, directly or through other wholly-owned entities. The Partnership will not engage in any other business or activity without the consent of both Partners evidenced by an
                                                          ---------
amendment to this Agreement."
---------------------------

In the 1980's, CYRO secured approval of the Partners to enter into the direct manufacture of polycarbonate double skinned sheet and later the direct manufacture of polycarbonate monolithic sheet products. The purpose of this letter is to record that fact and serve as an official amendment to the Partnership Agreement.

                                         Sincerely,
                                         /s/M.A. Taylor


Approved:

On behalf of Cyanamid Plastics, Inc.

/s/ W.A. Liffers                2/19/93
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Mr. W.A. Liffers                   Date

Approved:

On behalf of Rohacryl, Inc.

/s/ Nothnagel                 2/19/93
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Dr. K. Nothnagel                 Date


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